UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2015

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 17, 2015, Marvell Technology Group Ltd. (“Marvell” or the “Company”) announced that on November 12, 2015 it had submitted a compliance plan to The NASDAQ Stock Market (“NASDAQ”) to support its request for an extension of time to March 8, 2016 to regain compliance with continued listing requirements. Pursuant to NASDAQ rules, Marvell’s securities will remain listed on the NASDAQ Global Select Market pending NASDAQ’s review of the plan of compliance plan. Marvell intends to take all necessary steps to achieve compliance with the NASDAQ continued listing requirements as soon as practicable.

Marvell also announced that it currently anticipates issuing preliminary financial information for the third fiscal quarter ended October 31, 2015 by early December 2015.

This filing contains forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the outcome of NASDAQ’s review of Marvell’s compliance plan and the timing and outcome of any NASDAQ decision, Marvell’s ability to regain compliance with its SEC reporting obligations within the time of any exemption granted by NASDAQ, and Marvell’s ability to release preliminary unaudited financial information for the third quarter of fiscal 2016. For other factors that could cause actual results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended May 2, 2015 and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No	Description

99.1	Press Release dated November 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2015

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ David Eichler
David Eichler Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release dated November 17, 2015